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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report included herein and to the incorporation by reference of our reports dated July 16, 1997 (except with respect to Note 18, for which the date is August 20, 1997) included in National Data Corporation's Annual Report on Form 10-K for the year ending May 31, 1997 and to all references to our firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
November 10, 1997